UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2008
Date of Earliest Event Reported: February 22, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-145694	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite1001 Los Angeles, CA 90025		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

ProElite, Inc. (the “Company”) and CBS Entertainment (“CBS”) entered into an agreement dated as of February 22, 2008 (the “Broadcast Agreement”) pursuant to which CBS has the right to place an order for four two-hour mixed martial arts fight programs (the “Events”) for live broadcast during a period of one year. CBS was also granted four subsequent, consecutive annual options to order four additional two-hour Events and to order Events other than two-hours in length. In addition to the Events, CBS may order derivative type programs based on the Events. CBS will pay to the Company a per Event license fee. During the term, subject to limited exceptions, the Company’s ProElite and EliteXC brands will be exclusive to CBS in broadcast television and premium cable in the United States (excluding Puerto Rico) and Bermuda.

In connection with the Broadcast Agreement, the Company and Showtime Networks Inc. (SNI”), an affiliate of CBS, entered into a Subscription Agreement dated as of February 22, 2008 pursuant to which the Company agreed to issue two Warrants to SNI (the “New Warrants”) each for the purchase of 2,000,000 shares of the Company’s Common Stock at an exercise price of $2.00 per share. The first Warrant vests immediately and is for a term of five years from February 22, 2008. The second Warrant vests in four equal tranches of 500,000 shares with each respective tranche to vest if an Event is broadcast pursuant to the Broadcast Agreement. The term of each tranche is five years from the date that such tranche vests. Pursuant to an Investor Rights Agreement between the Company and SNI dated as of February 22, 2008, the Company granted to SNI certain registration rights with respect to the shares issuable upon exercise of the New Warrants, and SNI agreed that such shares and the New Warrants are subject to certain transfers restrictions until March 5, 2009.

ITEM 3.02 Unregistered Sales of Equity Securities

Pursuant to the Subscription Agreement, effective February 22, 2008, the Company issued the New Warrants to SNI. Additionally, SNI exercised part of the warrants previously issued to SNI in January 2007. The exercise was for an aggregate of 2,000,000 shares of the Company’s Common Stock (the “Warrant Shares”) resulting in proceeds to the Company of $4,000,000. The issuance of the New Warrants and the Warrant Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. SNI has represented that it was acquiring the Warrants for investment purposes only. The Company will place appropriate restrictions on transfer of the securities issued, and the certificates evidencing the New Warrants and the Warrant Shares will bear a restricted legend.

ITEM 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.1	Form of Vested Warrant

4.2	Form of Broadcast Warrant

10.1	Subscription Agreement dated as of February 22, 2008 between ProElite, Inc. and Showtime Networks Inc.

10.2	Investor Rights Amendment dated as of February 22, 2008 between ProElite, Inc. and Showtime Networks Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008	PROELITE, INC. By: /s/ Douglas DeLuca
Douglas DeLuca, Chief Executive Officer